Exhibit 99.1
FLEETCOR® Reports Fourth Quarter and Full Year 2023 Financial Results
All-time record annual revenues and earnings
Increased Revolver capacity $600 million and plans to repurchase $800 million of shares in 2024

Atlanta — February 7, 2024 — FLEETCOR Technologies, Inc. (NYSE: FLT), a leading global business payments company, today reported financial results for its fourth quarter and year ended December 31, 2023.

“2023 was a very successful year for the Company. We delivered full year organic revenue growth of 10% and EBITDA growth of 13%, which are in line with our long-term growth targets,” said Ron Clarke, chairman and chief executive officer, FLEETCOR Technologies, Inc. “Our Corporate Payments segment grew 19% for the year and now represents over 25% of total revenue. Additionally, we made meaningful advances in our EV capabilities, and we now have the best charge point network in the UK and Western Europe, having adding Tesla in the fourth quarter.”

Financial Results for Fourth Quarter of 2023:

GAAP Results
•Revenues increased 6% to $937.3 million in the fourth quarter of 2023, compared with $883.6 million in the fourth quarter of 2022.
•Net income increased 14% to $255.9 million in the fourth quarter of 2023, compared with $225.3 million in the fourth quarter of 2022.
•Net income per diluted share increased 15% to $3.48 in the fourth quarter of 2023, compared with $3.03 per diluted share in the fourth quarter of 2022.

Non-GAAP Results1
•EBITDA1 increased 11% to $508.1 million in the fourth quarter of 2023, compared to $459.3 million in the fourth quarter of 2022.
•Adjusted net income1 increased 9% to $326.1 million in the fourth quarter of 2023 compared with $300.2 million in the fourth quarter of 2022.
•Adjusted net income per diluted share1 increased 10% to $4.44 in the fourth quarter of 2023, compared with $4.04 per diluted share in the fourth quarter of 2022.

Financial Results for Full Year 2023:

GAAP Results
•Revenues increased 10% to $3,757.7 million in 2023, compared with $3,427.1 million in 2022.
•Net income increased 3% to $981.9 million in 2023, compared with $954.3 million in 2022.
•Net income per diluted share increased 6% to $13.20 in 2023, compared with $12.42 per diluted share in 2022.

Non-GAAP Results1
•EBITDA1 increased 13% to $1,994.2 million in 2023, compared with $1,769.2 million in 2022.
•Adjusted net income1 increased 2% to $1,258.6 million in 2023, compared with $1,236.7 million in 2022.
•Adjusted net income per diluted share1 increased 5% to $16.92 in 2023, compared with $16.10 in 2022.

“Our fourth quarter revenue and adjusted earnings per share came in slightly behind our expectations due to pockets of softness in some of our U.S. businesses,” said Tom Panther, chief financial officer, FLEETCOR Technologies, Inc. “We tightly managed operating expenses, exiting the year with an EBITDA margin of 54.2%, which was 220 basis points better than the prior year quarter. For the full year, record revenues and earnings drove nearly $2 billion of EBITDA and $1.3 billion of adjusted net income. We ended the year with over $2.2 billion of liquidity and expect to repurchase $800 million of shares in 2024," concluded Panther.

Interest Rate Swaps and Buybacks:

The Company repurchased approximately 0.6 million shares in the fourth quarter of 2023 and a total of 2.6 million shares for $687 million for the year. Additionally, in December, the Company entered into $500 million of interest rate swaps to replace the swap that expired in December. The Company has now fixed approximately 60% of the floating rate debt in its Credit and Securitization Facilities.

Increased Revolver Capacity, $800 Million of Share Repurchases and Upsize of Share Repurchase Authorization:

On January 31, 2024, the Company closed on an amendment to its pro rata Term Loan A and Revolver A Credit Facility. The transaction results in a $600 million increase in the Company’s capacity under its revolver. Interest rate and maturity terms remain consistent with the existing credit facilities.

In addition, the Company expects to enter into a 10b5-1 plan, which supports the Company's plan to repurchase up to $800 million of shares during 2024. On January 25, 2024, the Board authorized an increase to the aggregate size of the Company's Share Repurchase Program by $1.0 billion, with approximately $1.6 billion remaining, and extended the Program through February 4, 2025.

Fiscal Year 2024 Outlook:

“Our 2024 outlook for the Company calls for 20% sales growth, organic revenue growth of 8% to 10%, and adjusted net income growth in the mid-teens. Volumes and revenue should build throughout the year, as we continue to benefit from our growth investments, seasonality, and an improving economic outlook. Our balance sheet is in great shape with low leverage and significant liquidity,” said Tom Panther, chief financial officer, FLEETCOR Technologies, Inc.

For full year 2024, FLEETCOR Technologies, Inc. financial guidance1 is as follows:

•Total revenues between $4,040 million and $4,120 million;
•GAAP net income between $1,090 million and $1,130 million;
•GAAP net income per diluted share between $15.40 and $15.80;
•Adjusted net income between $1,360 million and $1,400 million; and
•Adjusted net income per diluted share between $19.20 and $19.60.

FLEETCOR’s guidance assumptions for the full year are as follows:

•Weighted average U.S. fuel prices equal to $3.65 per gallon;
•Fuel spreads flat with the 2023 average;
•Foreign exchange rates equal to the historical 30-day average;
•Interest expense between $340 million and $370 million;
•Bad debt expense slightly below 2023;
•Approximately 71 million fully diluted shares outstanding;
•A tax rate of approximately 25% to 26%; and
•No impact related to material acquisitions not already closed.

First Quarter of 2024 Outlook:

The Company expects first quarter revenues between $925 million and $945 million and adjusted net income per diluted share between $4.02 and $4.12. Recall that the prior year quarter includes the results from our Russia business sold in August 2023. The first quarter of 2024 is also impacted by the negative impact from higher interest rates and a decline in late fees from tightened credit, creating headwinds to revenue and net income. Furthermore, the Company has historically experienced seasonality in the first quarter, causing it to be the lowest in terms of both revenues and net income for the year; as certain businesses such as vehicle payments and lodging tend to have lighter first quarters due to weather and holidays.

Conference Call:

The Company will host a conference call to discuss fourth quarter and full year 2023 financial results today at 5:30 pm ET. Hosting the call will be Ron Clarke, chief executive officer, Tom Panther, chief financial officer and Jim Eglseder, investor relations. The conference call can be accessed live via webcast from the Company's investor relations website at http://investor.fleetcor.com. A replay will be available one hour after the call and can be accessed by dialing (844) 512-2921 or (412) 317-6671 for international callers; the conference ID is 10185832. The replay will be available until Wednesday, February 14, 2024. Prior to the conference call, the Company will post supplemental financial information on their website that will be discussed during the call and live webcast.

Forward-Looking Statements:
This press release contains forward-looking statements within the meaning of the federal securities laws. Statements that are not historical facts, including statements about FLEETCOR’s beliefs, assumptions, expectations and future performance, are forward-looking statements. Forward-looking statements can be identified by the use of words such as “anticipate,” “intend,” “believe,” “estimate,” “plan,” “seek,” “project” or “expect,” “may,” “will,” “would,” “could” or “should,” the negative of these terms or other comparable terminology.
These forward-looking statements are not a guarantee of performance, and you should not place undue reliance on such statements. We have based these forward-looking statements largely on preliminary information, internal estimates and management assumptions, expectations and plans about future conditions, events and results. Forward-looking statements are subject to many uncertainties and other variable circumstances, such as the impact of macroeconomic conditions, including any recession that has occurred or may occur in the future, and whether expected trends, including retail fuel prices, fuel price spreads, fuel transaction patterns, electric vehicle, and retail lodging price trends develop as anticipated and we are able to develop successful strategies in light of these trends; our ability to successfully execute our strategic plan, manage our growth and achieve our performance targets; our ability to attract new and retain existing partners, fuel merchants, and lodging providers, their promotion and support of our products, and their financial performance; the failure of management assumptions and estimates, as well as differences in, and changes to, economic, market, interest rate, interchange fees, foreign exchange rates, and credit conditions, including changes in borrowers’ credit risks and payment behaviors; the risk of higher borrowing costs and adverse financial market conditions impacting our funding and liquidity, and any reduction in our credit ratings; our ability to successfully manage our credit risks and the sufficiency of our allowance for expected credit losses; our ability to securitize our trade receivables; the occurrence of fraudulent activity, data breaches or failures of our information security controls or cybersecurity-related incidents that may compromise our systems or customers’ information; any disruptions in the operations of our computer systems and data centers; the international operational and political risks and compliance and regulatory risks and costs associated with international operations; the impact of international conflicts, including between Russia and Ukraine, as well as within the Middle East, on the global economy or our business and operations; our ability to develop and implement new technology, products, and services; any alleged infringement of intellectual property rights of others and our ability to protect our intellectual property; the regulation, supervision, and examination of our business by foreign and domestic governmental authorities, as well as litigation and regulatory actions, including the lawsuit filed by the Federal Trade Commission (FTC); the impact of regulations relating to privacy, information security and data protection; use of third-party vendors and ongoing third-party business relationships; and failure to comply with anti-money laundering (AML) and anti-terrorism financing laws; changes in our senior management team and our ability to attract, motivate and retain qualified personnel consistent with our strategic plan; tax legislation initiatives or challenges to our tax positions and/or interpretations, and state sales tax rules and regulations; the risks of mergers, acquisitions and divestitures, including, without limitation, the related time and costs of implementing such transactions, integrating operations as part of these transactions and possible failures to achieve expected gains, revenue growth and/or expense savings from such transactions; as well as the other risks and uncertainties identified under the caption "Risk Factors" in FLEETCOR's Annual Report on Form 10-K for the year ended December 31, 2022 filed with the Securities and Exchange Commission (“SEC”) on February 28, 2023 and subsequent filings with the SEC made by us. These factors could cause our actual results and experience to differ materially from any forward-looking statement made herein. The forward-looking statements included in this press release are made only as of the date hereof and we do not undertake, and specifically disclaim, any obligation to update any such statements as a result of new information, future events or developments, except as specifically stated or to the extent required by law. You may access FLEETCOR’s SEC filings for free by visiting the SEC web site at www.sec.gov.

About Non-GAAP Financial Measures:
This press release includes non-GAAP financial measures, which are used by the Company as supplemental measures to evaluate its overall operating performance. The Company’s definitions of the non-GAAP financial measures used herein may differ from similarly titled measures used by others, including within our industry. By providing these non-GAAP financial measures, together with reconciliations to the most directly comparable GAAP financial measures, we believe we are enhancing investors’ understanding of our business and our results of operations, as well as assisting investors in evaluating how well we are executing strategic initiatives. See the appendix for additional information regarding these non-GAAP financial measures and a reconciliation to the most directly comparable GAAP measure.
The Company refers to free cash flow, cash net income and adjusted net income interchangeably, a non-GAAP financial measure. Adjusted net income is calculated as net income, adjusted to eliminate (a) non-cash share based compensation expense related to share based compensation awards, (b) amortization of deferred financing costs, discounts, intangible assets, and amortization of the premium recognized on the purchase of receivables, (c) integration and deal related costs, and (d) other non-recurring items, including unusual credit losses, the impact of discrete tax items, the impact of business dispositions, impairment charges, asset write-offs, restructuring costs, loss on extinguishment of debt, and legal settlements and related legal fees. We adjust net income for the tax effect of adjustments using our effective income tax rate, exclusive of discrete tax items. We calculate adjusted net income and adjusted net income per diluted share to eliminate the effect of items that we do not consider indicative of our core operating performance.
Adjusted net income and adjusted net income per diluted share are supplemental measures of operating performance that do not represent and should not be considered as an alternative to net income, net income per diluted share or cash flow from operations, as determined by U.S. generally accepted accounting principles, or U.S. GAAP. We believe it is useful to exclude non-cash share based compensation expense from adjusted net income because non-cash equity grants made at a certain price and point in time do not necessarily reflect how our business is performing at any particular time and share based compensation expense is not a key measure of our core operating performance. We also believe that amortization expense can vary substantially from company to company and from period to period depending upon their financing and accounting methods, the fair value and average expected life of their acquired intangible assets, their capital structures and the method by which their assets were acquired; therefore, we have excluded amortization expense from our adjusted net income. Integration and deal related costs represent business acquisition transaction costs, professional services fees, short-term retention bonuses and system migration costs, etc., that are not indicative of the performance of the underlying business. We also believe that certain expenses, discrete tax items, gains on business disposition, recoveries (e.g. legal settlements, write-off of customer receivable, etc.), gains and losses on investments, and impairment charges do not necessarily reflect how our investments and business are performing. We adjust net income for the tax effect of each of these adjustments items using the effective tax rate during the period, exclusive of discrete tax items.
Organic revenue growth is calculated as revenue growth in the current period adjusted for the impact of changes in the macroeconomic environment (to include fuel price, fuel price spreads and changes in foreign exchange rates) over revenue in the comparable prior period adjusted to include or remove the impact of acquisitions and/or divestitures and non-recurring items that have occurred subsequent to that period. We believe that organic revenue growth on a macro-neutral, one-time item, and consistent acquisition/divestiture/non-recurring item basis is useful to investors for understanding the performance of FLEETCOR.
EBITDA is defined as earnings before interest, income taxes, interest expense, net, other expense (income), depreciation and amortization, loss on extinguishment of debt, investment loss/gain and other operating, net. EBITDA margin is defined as EBITDA as a percentage of revenue.

Management uses adjusted net income, adjusted net income per diluted share, organic revenue growth and EBITDA:
•as measurements of operating performance because they assist us in comparing our operating performance on a consistent basis;
•for planning purposes, including the preparation of our internal annual operating budget;
•to allocate resources to enhance the financial performance of our business; and
•to evaluate the performance and effectiveness of our operational strategies.

About FLEETCOR®
FLEETCOR Technologies (NYSE: FLT) is a leading global business payments company that helps businesses spend less by providing innovative solutions that enable and control expense-related purchasing and payment processes. The FLEETCOR portfolio of brands automate, secure, digitize and manage payment transactions on behalf of businesses across more than

150 countries in North America, Latin America, Europe, and Asia Pacific. For more information, please visit www.FLEETCOR.com.

Contact:
Investor Relations
Jim Eglseder, 770-417-4697
Jim.Eglseder@fleetcor.com

__________________________________________________________________________________
1 Reconciliations of GAAP results to non-GAAP results are provided in Exhibit 1, 5 and 6 attached. Additional supplemental data is provided in Exhibits 2-4. A reconciliation of GAAP guidance to non-GAAP guidance is provided in Exhibit 7.

FLEETCOR Technologies, Inc. and Subsidiaries
Consolidated Statements of Income
(In thousands, except per share amounts)

	Three Months Ended December 31,			Year Ended December 31,
	2023	2022	% Change	2023	2022	% Change
	(Unaudited)	(Unaudited)		(Unaudited)

Revenues, net	$937,320	$883,610	6%	$3,757,719	$3,427,129	10%
Expenses:
Processing	201,459	201,610	—%	819,908	764,707	7%
Selling	86,199	78,864	9%	340,157	309,082	10%
General and administrative	141,545	143,873	(2)%	603,424	584,135	3%
Depreciation and amortization	83,946	89,793	(7)%	336,604	322,282	4%
Other operating, net	120	200	NM	753	282	NM
Total operating expense	513,269	514,340	—%	2,100,846	1,980,488	6%
Operating income	424,051	369,270	15%	1,656,873	1,446,641	15%
Other expenses:
Investment loss (gain)	26	863	NM	(116)	1,382	NM
Other (income) expense, net	(1,513)	(3,184)	NM	(16,623)	3,003	NM
Interest expense, net	92,041	74,152	24%	348,607	164,662	112%
Loss on extinguishment of debt	—	—	NM	—	1,934	NM
Total other expense	90,554	71,831	26%	331,868	170,981	94%
Income before income taxes	333,497	297,439	12%	1,325,005	1,275,660	4%
Provision for income taxes	77,640	72,120	8%	343,115	321,333	7%
Net income	$255,857	$225,319	14%	$981,890	$954,327	3%
Basic earnings per share	$3.55	$3.07	16%	$13.42	$12.62	6%
Diluted earnings per share	$3.48	$3.03	15%	$13.20	$12.42	6%
Weighted average shares outstanding:
Basic shares	72,065	73,484		73,155	75,598
Diluted shares	73,475	74,246		74,387	76,862

FLEETCOR Technologies, Inc. and Subsidiaries
Consolidated Balance Sheets
(In thousands, except share and par value amounts)

	December 31, 2023	December 31, 2022
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$1,389,648	$1,435,163
Restricted cash	1,431,189	854,017
Accounts and other receivables (less allowance)	2,124,160	2,064,745
Securitized accounts receivable — restricted for securitization investors	1,307,000	1,287,000
Prepaid expenses and other current assets	474,144	465,227
Total current assets	6,726,141	6,106,152
Property and equipment, net	343,154	294,692
Goodwill	5,670,924	5,201,435
Other intangibles, net	2,085,663	2,130,974
Investments	69,521	74,281
Other assets	254,315	281,726
Total assets	$15,149,718	$14,089,260
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$1,628,419	$1,568,942
Accrued expenses	315,268	351,936
Customer deposits	2,076,581	1,505,004
Securitization facility	1,307,000	1,287,000
Current portion of notes payable and lines of credit	819,749	1,027,056
Other current liabilities	320,612	303,517
Total current liabilities	6,467,629	6,043,455
Notes payable and other obligations, less current portion	4,596,156	4,722,838
Deferred income taxes	496,198	527,465
Other noncurrent liabilities	307,376	254,009
Total noncurrent liabilities	5,399,730	5,504,312
Commitments and contingencies
Stockholders’ equity:
Common stock	129	128
Additional paid-in capital	3,266,185	3,049,570
Retained earnings	8,192,659	7,210,769
Accumulated other comprehensive loss	(1,289,099)	(1,509,650)
Treasury stock	(6,887,515)	(6,209,324)
Total stockholders’ equity	3,282,359	2,541,493
Total liabilities and stockholders’ equity	$15,149,718	$14,089,260

FLEETCOR Technologies, Inc. and Subsidiaries
Consolidated Statements of Cash Flows
(In thousands)

	Year Ended December 31,
	2023	2022
	(Unaudited)
Operating activities
Net income	$981,890	$954,327
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	109,983	92,010
Stock-based compensation	116,086	121,416
Provision for credit losses on accounts and other receivables	125,152	131,096
Amortization of deferred financing costs and discounts	7,249	7,748
Amortization of intangible assets and premium on receivables	226,621	230,272
Loss on extinguishment of debt	—	1,934
Deferred income taxes	(46,678)	(33,174)
Gain on disposition of business, net	(13,712)	—
Other non-cash operating expense, net	637	1,664
Changes in operating assets and liabilities (net of acquisitions/disposition):
Accounts and other receivables	(173,760)	(598,674)
Prepaid expenses and other current assets	69,287	(17,543)
Derivative assets and liabilities, net	(33,278)	(11,260)
Other assets	42,932	(41,068)
Accounts payable, accrued expenses and customer deposits	367,835	(83,951)
Net cash provided by operating activities	1,780,244	754,797
Investing activities
Acquisitions, net of cash acquired	(428,327)	(216,917)
Purchases of property and equipment	(153,822)	(151,428)
Proceeds from disposal of a business, net of cash disposed	197,025	—
Other	4,401	—
Net cash used in investing activities	(380,723)	(368,345)
Financing activities
Proceeds from issuance of common stock	113,742	49,404
Repurchase of common stock	(686,859)	(1,405,200)
Borrowings on securitization facility, net	20,000	169,000
Deferred financing costs	(376)	(10,355)
Proceeds from notes payable	—	3,000,000
Principal payments on notes payable	(94,000)	(2,824,000)
Borrowings from revolver	8,734,960	7,236,000
Payments on revolver	(9,118,960)	(6,526,000)
Borrowings on swing line of credit, net	135,568	194
Other	(2,286)	(271)
Net cash used in financing activities	(898,211)	(311,228)
Effect of foreign currency exchange rates on cash	30,347	(36,739)
Net increase in cash and cash equivalents and restricted cash	531,657	38,485
Cash and cash equivalents and restricted cash, beginning of year	2,289,180	2,250,695
Cash and cash equivalents and restricted cash, end of year	$2,820,837	$2,289,180
Supplemental cash flow information
Cash paid for interest, net	$448,384	$229,641
Cash paid for income taxes, net	$408,340	$358,231

Exhibit 1
RECONCILIATION OF NON-GAAP MEASURES
(In thousands, except shares and per share amounts)
(Unaudited)

The following table reconciles net income to adjusted net income and adjusted net income per diluted share:*

	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022
Net income	$255,857	$225,319	$981,890	$954,327

Stock based compensation	26,169	20,588	116,086	121,416
Amortization[1]	57,823	66,648	233,870	238,020
Loss on extinguishment of debt	—	—	—	1,934
Integration and deal related costs	5,926	4,824	30,660	18,895
Restructuring, related and other costs[2]	808	5,420	3,825	6,690
Legal settlements/litigation	793	1,366	2,750	6,051
Gain on disposition of business	—	—	(13,712)	—
Total pre-tax adjustments	91,519	98,846	373,479	393,006
Income taxes[3]	(21,241)	(23,967)	(96,781)	(110,634)
Adjusted net income	$326,135	$300,198	$1,258,588	$1,236,699
Adjusted net income per diluted share	$4.44	$4.04	$16.92	$16.10
Diluted shares	73,475	74,246	74,387	76,862

[1] Includes amortization related to intangible assets, premium on receivables, deferred financing costs and debt discounts.
[2] Includes impact of foreign currency transactions; prior amounts were not material for recast $2.4 million gain and $1.7 million loss for the quarter and year, respectively.
[3] Includes $9.0 million adjustment for tax benefit of certain income determined to be permanently invested in 2Q 2022.
* Columns may not calculate due to rounding.

Exhibit 2
Key Performance Indicators, by Segment and Revenue Per Performance Metric on a GAAP Basis and Pro Forma and Macro Adjusted
(In millions except revenues, net per key performance metric)
(Unaudited)

The following table presents revenue and revenue per key performance metric by segment.*
	As Reported				Pro Forma and Macro Adjusted[2]
	Three Months Ended December 31,				Three Months Ended December 31,
	2023	2022	Change	% Change	2023		2022	Change	% Change
VEHICLE PAYMENTS
'- Revenues, net	$499.8	$501.1	$(1.3)	—%	$497.8		$476.1	$21.7	5%
'- Transactions	193.9	151.5	42.4	28%	193.9		184.8	9.2	5%
'- Revenues, net per transaction	$2.58	$3.31	$(0.73)	(22)%	$2.57		$2.58	$(0.01)	—%
'- Tag transactions[3]	20.3	19.0	1.4	7%	20.3		19.0	1.4	7%
'- Parking transactions	58.7	—	58.7	100%	58.7		50.6	8.1	16%
'- Fleet transactions	108.5	127.5	(19.0)	(15)%	108.5	110.2	110.2	(1.7)	(2)%
'- Other transactions	6.3	5.0	1.3	26%	6.3		5.0	1.3	26%
CORPORATE PAYMENTS
'- Revenues, net	$251.1	$201.0	$50.1	25%	$248.8		$215.6	$33.1	15%
'- Spend volume	$33,583	$29,975	$3,608	12%	$33,583		$32,053	$1,530	5%
'- Revenues, net per spend $	0.75%	0.67%	0.08%	11%	0.74%		0.67%	0.07%	10%
LODGING PAYMENTS
'- Revenues, net	$119.9	$119.1	$0.9	1%	$119.6		$120.1	$(0.5)	—%
'- Room nights	8.7	9.0	(0.3)	(3)%	8.7		9.0	$(0.4)	(4)%
'- Revenues, net per room night	$13.86	$13.28	$0.58	4%	$13.82		$13.29	$0.53	4%
OTHER[1]
'- Revenues, net	$66.5	$62.4	$4.1	7%	$66.2		$62.4	$3.7	6%
'- Transactions	444.8	362.7	82.1	23%	444.8		362.7	82.1	23%
'- Revenues, net per transaction	$0.15	$0.17	$(0.02)	(13)%	$0.15		$0.17	$(0.02)	(14)%
FLEETCOR CONSOLIDATED REVENUES
'- Revenues, net	$937.3	$883.6	$53.7	6%	$932.3		$874.3	$58.1	7%

[1] Other includes Gift and Payroll Card operating segments.
[2] See Exhibit 5 for a reconciliation of Pro forma and Macro Adjusted revenue by segment and metrics, non-GAAP measures, to the GAAP equivalent.
[3] Represents total tag subscription transactions in the quarter. Average monthly tag subscriptions for the fourth quarter of 2023 is 6.8 million.
* Columns may not calculate due to rounding.

 Exhibit 3
Revenues by Geography and Segment
(In millions)
(Unaudited)

Revenue by Geography*	Three Months Ended December 31,				Year Ended December 31,
	2023	%	2022	%	2023	%	2022	%
US	$525	56%	$536	61%	$2,135	57%	$2,094	61%
Brazil	143	15%	119	13%	525	14%	442	13%
UK	108	12%	85	10%	441	12%	363	11%
Other	161	17%	143	16%	656	17%	528	15%
Consolidated Revenues, net	$937	100%	$884	100%	$3,758	100%	$3,427	100%

*Columns may not calculate due to rounding.

Revenue by Segment*	Three Months Ended December 31,				Year Ended December 31,
	2023	%	2022	%	2023	%	2022	%
Vehicle Payments	$500	53%	$501	57%	$2,006	53%	$1,950	57%
Corporate Payments	251	27%	201	23%	981	26%	770	23%
Lodging Payments	120	13%	119	13%	520	14%	457	13%
Other	67	7%	62	7%	251	7%	251	7%
Consolidated Revenues, net	$937	100%	$884	100%	$3,758	100%	$3,427	100%

*Columns may not calculate due to rounding. In the fourth quarter of 2023, in order to align with recent changes in the organizational structure and management reporting, the Company has recast its segments into Vehicle Payments, Corporate Payments, Lodging Payments and Other. The presentation of segment information has been recast for the prior period to align with segment presentation for the year ended December 31, 2023.

Exhibit 4
Segment Results
(In thousands)

	Three Months Ended December 31,*			Year Ended December 31,*
	2023[1]	2022	% Change	2023[1]	2022	% Change
Revenues, net:
Vehicle Payments	$499,758	$501,082	—%	$2,005,510	$1,950,038	3%
Corporate Payments	251,101	201,016	25%	981,127	769,571	27%
Lodging Payments	119,929	119,074	1%	520,216	456,511	14%
Other[2]	66,532	62,438	7%	250,866	251,009	—%
	$937,320	$883,610	6%	$3,757,719	$3,427,129	10%
Operating income:
Vehicle Payments	$242,505	$226,337	7%	$943,399	$884,493	7%
Corporate Payments	101,092	67,159	51%	382,085	273,562	40%
Lodging Payments	57,438	56,836	1%	254,270	218,637	16%
Other[2]	23,016	18,938	22%	77,119	69,949	10%
	$424,051	$369,270	15%	$1,656,873	$1,446,641	15%
Depreciation and amortization:
Vehicle Payments	$49,724	$51,598	(4)%	$201,905	$198,495	2%
Corporate Payments	20,323	24,851	(18)%	78,679	72,586	8%
Lodging Payments	11,655	11,037	6%	46,903	42,366	11%
Other[2]	2,244	2,307	(3)%	9,117	8,835	3%
	$83,946	$89,793	(7)%	$336,604	$322,282	4%
Capital expenditures:
Vehicle Payments	$26,261	$31,189	(16)%	$108,592	$111,661	(3)%
Corporate Payments	5,972	7,583	(21)%	25,387	20,777	22%
Lodging Payments	3,171	3,502	(9)%	13,705	10,570	30%
Other[2]	1,260	1,523	(17)%	6,138	8,420	(27)%
	$36,664	$43,797	(16)%	$153,822	$151,428	2%

[1] Results from Global Reach Group acquired in the first quarter of 2023 are reported in our Corporate Payments segment. Results from Mina Digital Limited and Business Gateway AG acquired in the first quarter of 2023 are reported in our Vehicle Payments segment. Results from PayByPhone acquired in the third quarter of 2023 are reported in our Vehicle Payments segment. The recent disposition of our Russian business is included in our Vehicle Payments segment.

[2] Other includes Gift and Payroll Card operating segments.
*Columns may not calculate due to rounding. In the fourth quarter of 2023, in order to align with recent changes in the organizational structure and management reporting, the Company has recast its segments into Vehicle Payments, Corporate Payments, Lodging Payments and Other. The presentation of segment information has been recast for the prior period to align with segment presentation for the year ended December 31, 2023.

Exhibit 5
Reconciliation of Non-GAAP Revenue and Key Performance Metric
by Segment to GAAP
(In millions)
(Unaudited)

	Revenues, net		Key Performance Metric
	Three Months Ended December 31,		Three Months Ended December 31,
	2023*	2022*	2023*	2022*
VEHICLE PAYMENTS - TRANSACTIONS
Pro forma and macro adjusted	$497.8	$476.1	193.9	184.8
Impact of acquisitions/dispositions	—	24.9	—	(33.3)
Impact of fuel prices/spread	(14.8)	—	—	—
Impact of foreign exchange rates	16.7	—	—	—
As reported	$499.8	$501.1	193.9	151.5
CORPORATE PAYMENTS - SPEND
Pro forma and macro adjusted	$248.8	$215.6	$33,583	$32,053
Impact of acquisitions/dispositions	—	(14.6)	—	(2,078)
Impact of fuel prices/spread	(0.2)	—	—	—
Impact of foreign exchange rates	2.5	—	—	—
As reported	$251.1	$201.0	$33,583	$29,975
LODGING PAYMENTS - ROOM NIGHTS
Pro forma and macro adjusted	$119.6	$120.1	8.7	9.0
Impact of acquisitions/dispositions	—	(1.0)	—	(0.1)
Impact of fuel prices/spread	—	—	—	—
Impact of foreign exchange rates	0.3	—	—	—
As reported	$119.9	$119.1	8.7	9.0
OTHER[1]- TRANSACTIONS
Pro forma and macro adjusted	$66.2	$62.4	444.8	362.7
Impact of acquisitions/dispositions	—	—	—	—
Impact of fuel prices/spread	—	—	—	—
Impact of foreign exchange rates	0.4	—	—	—
As reported	$66.5	$62.4	444.8	362.7

FLEETCOR CONSOLIDATED REVENUES
Pro forma and macro adjusted	$932.3	$874.3	Intentionally Left Blank
Impact of acquisitions/dispositions	—	9.4
Impact of fuel prices/spread[2]	(15.0)	—
Impact of foreign exchange rates[2]	19.9	—
As reported	$937.3	$883.6

[1] Other includes Gift and Payroll Card operating segments.
[2] Revenues reflect an estimated $9 million negative impact from fuel prices and approximately $6 million negative impact from fuel price spreads, as well as the positive impact of movements in foreign exchange rates of approximately $20 million.

* Columns may not calculate due to rounding.

Exhibit 6
RECONCILIATION OF NON-GAAP EBITDA MEASURES
(In millions)
(Unaudited)

The following table reconciles EBITDA and EBITDA margin to net income.*

	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022
Net income	$255.9	$225.3	$981.9	$954.3
Provision for income taxes	77.6	72.1	343.1	321.3
Interest expense, net	92.0	74.2	348.6	164.7
Other (income) expense	(1.5)	(3.2)	(16.6)	3.0
Investment loss (gain)	—	0.9	(0.1)	1.4
Depreciation and amortization	83.9	89.8	336.6	322.3
Loss on extinguishment of debt	—	—	—	1.9
Other operating, net	0.1	0.2	0.8	0.3
EBITDA	$508.1	$459.3	$1,994.2	$1,769.2

Revenues, net	$937.3	$883.6	$3,757.7	$3,427.1
EBITDA margin	54.2%	52.0%	53.1%	51.6%

* Columns may not calculate due to rounding.

Exhibit 7
RECONCILIATION OF NON-GAAP GUIDANCE MEASURES
(In millions, except per share amounts)
(Unaudited)

The following table reconciles first quarter 2024 and full year 2024 financial guidance for net income to adjusted net income and adjusted net income per diluted share, at both ends of the range:

	2024 GUIDANCE
	Low*	High*
Net income	$1,090	$1,130
Net income per diluted share	$15.40	$15.80

Stock based compensation	110	110
Amortization	232	232
Other	20	20
Total pre-tax adjustments	362	362

Income taxes	(92)	(92)
Adjusted net income	$1,360	$1,400
Adjusted net income per diluted share	$19.20	$19.60

Diluted shares	71	71

	Q1 2024 GUIDANCE
	Low*	High*
Net income	$222	$232
Net income per diluted share	$3.05	$3.16

Stock based compensation	27	27
Amortization	58	58
Other	8	8
Total pre-tax adjustments	93	93

Income taxes	(24)	(24)
Adjusted net income	$291	$301
Adjusted net income per diluted share	$4.02	$4.12

Diluted shares	73	73

* Columns may not calculate due to rounding.